SHAREHOLDER LOAN AGREEMENT

This SHAREHOLDER LOAN AGREEMENT ("Loan Agreement"), dated as of 11th December 2009, is entered into by and between:

(1)

Mr. Gu Yao ("Gu"); and

(2)      Hippo Lace Limited ("Hippo Lace").

Whereas Gu is the shareholder of Hippo Lace and in consideration of the covenants, conditions and agreements set forth herein, the parties agree as follows:

ARTICLE 1

DEFINITIONS

1.1

"Advance" shall have the meaning given in Section 2.1 of the Loan Agreement.

1.2

"Business Day" shall mean any day on which commercial banks are not authorized or required to close in Hong Kong.

1.3

"Commitment" shall mean an amount equal to Two Million Hong Kong Dollars (HK$2,000,000).

1.4

"Default" shall mean any event or circumstance not yet constituting an Event of Default but which, with the giving of any notice or the lapse of any period of time or both, would become an Event of Default.

1.5

"Event of Default" shall have the meaning given to that term in Section 5.01.

1.6

"GAAP" shall mean generally accepted accounting principles and practices as promulgated by the Hong Kong Accounting Standards and consistently applied. Unless otherwise indicated in this Loan Agreement, all accounting terms used in this Loan Agreement shall be construed, and all accounting and financial computations hereunder or thereunder shall be computed, in accordance with GAAP.

1.7

"Governmental Authority" shall mean any domestic or foreign national, state or local government, any political subdivision thereof, any department, agency, authority or bureau of any of the foregoing, or any other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

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1.8

"Indebtedness" of any Person shall mean and include the aggregate amount of, without duplication

(a)

all obligations of such Person for borrowed money,

(b)

all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,

(c)

all obligations of such Person to pay the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business determined in accordance with generally accepted accounting principles),

(d)

all obligations under capital leases of such Person,

(e)

all obligations or liabilities of others secured by a lien on any asset of such Person, whether   or not such obligation or liability is assumed,

(f)

all guaranties of such Person of the obligations of another Person;

(g)

all obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or Gu under such agreement upon an event of default are limited to repossession or sale of such property),

(h)

net exposure under any interest rate swap, currency swap, forward, cap, floor or other  similar contract that is not entered to in connection with a bona fide hedging operation that provides offsetting benefits to such Person, which agreements shall be marked to market on a current basis,

(i)

all reimbursement and other payment obligations, contingent or otherwise, in respect of letters of credit.

1.9

"Non-interest bearing loan" shall mean no interest shall be charged to any outstanding amount of the loan lend to the Hippo Lace.

1.10

"Loan Agreement" shall have the meaning set forth in the opening paragraph of this document.

1.11

"Loan Documents" shall mean and include this Loan Agreement and any other documents, instruments and agreements delivered to Gu in connection with this Loan Agreement.

1.12

"Obligations" shall mean and include all Advances, debts, liabilities, and financial obligations, howsoever arising, owed by Hippo Lace to Gu of every kind and description (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising pursuant to the terms of any of the Loan Documents, including, without limitation, all interest, fees, charges, expenses, reasonable attorneys' fees (and expenses) and accountants' fees (and expenses)

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chargeable to Hippo Lace or payable by Hippo Lace hereunder or thereunder.

1.13

"Person" shall mean and include an individual, a partnership, a corporation (including a business trust), a joint stock company, a limited liability company, an unincorporated association, a joint venture or other entity or a Governmental Authority.

1.14

"Termination Date" shall mean the second anniversary of the date of this Loan Agreement.

ARTICLE 2

ADVANCES

2.1

Terms. Subject to the terms and conditions of this Loan Agreement, Gu agrees to advance to Hippo Lace from time to time such amount or amounts, not to exceed an aggregate outstanding principal amount of Commitment at any one time, as it may require to meets its day-to-day operational expenses and working capital needs and until the Termination Date.  Each advances shall be made in lawful currency of Hong Kong Dollar and shall be made not later than three Business Days after written request (or telephonic request confirmed in writing).

2.2

Payment of Outstanding Amounts.

Gu shall have the right to request Hippo Lace to repay the outstanding principal of all advances on demand.  If not paid earlier, the outstanding principal of all Advances shall be due and payable to the Gu on the Termination Date.

2.3

It is a non-interest bearing loan.

2.4

Other Payment Terms.

(a)

Date. Whenever any payment due hereunder shall fall due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

(b)

Default Rate. From and after the occurrence of an Event of Default and during the continuance thereof, Hippo Lace shall pay interest on all Obligations not paid when due, from the date due thereof until such amounts are paid in full at a per annum rate equal to the three (3) percentage points above the prime rate quoted by The Hongkong and Shanghai Banking Corporation Limited.  All computations of such interest shall be based on a year of 360 days and actual days elapsed.

2.6

Loan Account. The Obligations of Hippo Lace to Gu hereunder shall be evidenced by one or

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more accounts or records maintained by Gu in the ordinary course of business. The accounts or records maintained by Gu shall be presumptive evidence of the amount of such Obligations, and the principal payments thereon. Any failure so to record or any error in so doing shall not, however, limit, increase or otherwise affect the obligation of Hippo Lace hereunder to pay any amount owning hereunder. Upon Gu's request, Hippo Lace shall execute a promissory note in favor of Gu.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF HIPPO LACE

To induce Gu to enter into this Loan Agreement and to make Advances hereunder, Hippo Lace represents and warrants to Gu as follows:

3.1

Due Incorporation, etc. Hippo Lace is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation.

3.2

Authority. The execution, delivery and performance by Hippo Lace of each Loan Document to be executed by Hippo Lace and the consummation of the transactions contemplated thereby

(i) are within the power of Hippo Lace and

(ii) have been duly authorized by all necessary actions on the part of Hippo Lace.

3.3

Enforceability. Each Loan Document executed, or to be executed, by Hippo Lace has been, or will be, duly executed and delivered by Hippo Lace and constitutes, or will constitute, a legal, valid and binding obligation of Hippo Lace, enforceable against Hippo Lace in accordance with its terms, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights generally and general principles of equity.

ARTICLE 4

CONDITIONS TO MAKING ADVANCES

Gu's obligation to make the initial Advance and each subsequent Advance is subject to the prior satisfaction or waiver of all the conditions set forth in this Article 4.

4.1

Principal Loan Documents. Hippo Lace shall have duly executed and delivered to Gu:

(a) the Loan Agreement; and

(b) such other documents, instruments and agreements as Gu may reasonably request.

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4.2

Representations and Warranties Correct. The representations and warranties made by Hippo Lace in Article 3 hereof shall be true and correct as of the date on which each Advance is made and after giving effect to the making of the Advance. The submission by Hippo Lace to Gu of a request for an Advance shall be deemed to be a certification by the Hippo Lace that as of the date of borrowing, the representations and warranties made by Hippo Lace in Article 3 hereof are true and correct.

4.3

No Event of Default or Default. No Event of Default or Default has occurred or is continuing.

4.4

Total Outstanding Advances. The total aggregate principal amount of outstanding Advances does not exceed the Commitment.

ARTICLE 5

EVENTS OF DEFAULT

5.1

Events of Default. The occurrence of any of the following shall constitute an "Event of Default" under this Loan Agreement and the Note:

(a)

Failure to Pay. Hippo Lace shall fail to pay

(i)

the principal amount of all outstanding Advances on the Termination Date hereunder;

(ii)

any interest, Obligation or other payment required under the terms of this Loan Agreement or any other Loan Document on the date due and such failure shall continue for five (5) Business Days after Hippo Lace's receipt of Gu's written notice thereof to Hippo Lace; or

(iii)

any Indebtedness (excluding Obligations) owed by Hippo Lace to Gu on the date due and such failure shall continue for five (5) Business Days after Hippo Lace's receipt of Gu's written notice thereof to Hippo Lace.

(b)

Breaches of Covenants. Hippo Lace shall fail to observe or perform any other covenant, obligation, condition or agreement contained in this Loan Agreement or any other Loan Document and

(i)

such failure shall continue for ten (10) Business Days, or

(ii)

if such failure is not curable within such ten (10) Business Day period, but is reasonably capable of cure within thirty (30) Business Days, either (A) such failure shall continue for thirty (30) Business Days or (B) Hippo Lace shall not have commenced a cure in a manner reasonably satisfactory to Gu within the initial ten (10) Business Day period; or

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(c)

Representations and Warranties. Any representation, warranty, certificate, or other statement (financial or otherwise) made or furnished by or on behalf of Hippo Lace to Gu in writing in connection with any of the Loan Documents, or as an inducement to Gu to enter into this Loan Agreement, shall be false, incorrect, incomplete or misleading in any material respect when made or furnished; or

(d)

Voluntary Bankruptcy or Insolvency Proceedings.  Hippo Lace shall

(i)   apply for or consent to the appointment of a receiver, trustee, liquidation or custodian        of itself or of all or a substantial part of its property,

(ii)   be unable, or admit in writing its inability, to pay its debts generally as they mature,

(i)

make a general assignment for the benefit of its or any of its creditors,

(ii)

be dissolved or liquidated in full or in part,

(iii)

become insolvent

(iv)

commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or

(vii)  take any action for the purpose of effecting any of the foregoing; or

(e)

Involuntary Bankruptcy or Insolvency Proceedings.

Proceedings for the appointment of a receiver, trustee, liquidator or custodian of Hippo Lace or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to Hippo Lace or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within sixty (60) calendar days of commencement.

5.2

Rights of Gu upon Default

(a)

Acceleration. Upon the occurrence or existence of any Event of Default described in Sections 5.1(d)and 5.1(e), automatically and without notice or, at the option of Gu, upon the occurrence of any other Event of Default, all outstanding Obligations payable by Hippo Lace hereunder shall become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the other Loan Documents to the contrary notwithstanding.

(b)

Cumulative Rights, etc. The rights, powers and remedies of Gu under this Loan Agreement shall be in addition to all rights, powers and remedies given to Gu by virtue of any

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applicable law, rule or regulation of any Governmental Authority, any transaction contemplated thereby or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing Gu's rights hereunder.

ARTICLE 6

MISCELLANEOUS

6.1

Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon Gu or Hippo Lace under this Agreement or the other Loan Documents shall be in writing and faxed, mailed or delivered to each party at its fax number or address set forth below (or to such other fax number or address for any party as indicated in any notice given by that party to the other party). All such notices and communications shall be effective

(a)

when sent by carrier or other overnight service of recognized standing, on the Business Day following the deposit with such service;

(b)

when mailed by registered mail and addressed as aforesaid through the post office, upon receipt;

(c)

when delivered by hand, upon delivery; and

(d)

when faxed, upon confirmation of receipt; provided, however, that any notice delivered to Gu under Article 2 shall not be effective until received by Gu.

GU:

Gu Yao

Room 3003, Building Six,

Hong Qiao Road,

Shanghai, China

HIPPO LACE:

Hippo Lace Limited

Portcullis TrustNet Chambers

P.O. Box 3444, Road Town,

Tortola, British Virgin Islands

Fax no. 26091818

6.2

Waivers; Amendments. Any term, covenant, agreement or condition of this Loan Agreement or any other Loan Document may be amended or waived if such amendment or waiver is in

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writing and is signed by Hippo Lace and Gu. No failure or delay by Gu in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right. A waiver or consent given hereunder shall be effective only if in writing and in the specific instance and for the specific purpose for which given.

6.3

Successors and Assigns. This Loan Agreement and the other Loan Documents shall be binding upon and inure to the benefit of Hippo Lace, Gu and their respective successors and permitted assigns, except that Hippo Lace may not assign or transfer (and any such attempted assignment or transfer shall be void) any of its rights or obligations under any Loan Document without the prior written consent of Gu.

6.4

Set-off. In addition to any rights and remedies of Gu provided by law, Gu shall have the right, with prior notice to Hippo Lace or such notice being expressly waived by Hippo Lace, to set off any amount owing from Gu or its successors and permitted assigns to Hippo Lace.  In addition to the aforesaid right, Gu shall have the right, without prior notice to Hippo Lace, any such notice being expressly waived by Hippo Lace to the extent permitted by applicable law, upon the occurrence and during the continuance of a Default or an Event of Default, to set-off and apply against any Indebtedness, whether matured or unmatured, of Hippo Lace to Gu (including, without limitation, the Obligations), any amount owing from Gu or its successors and permitted assigns to Hippo Lace. The aforesaid right of set-off may be exercised by Gu against Hippo Lace or against any trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, receiver or execution, judgment or attachment creditor of Hippo Lace or against anyone else claiming through or against Hippo Lace or such trustee in bankruptcy, debtor-in- possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not have been exercised by Gu prior to the occurrence of a Default or an Event of Default. Gu agrees promptly to notify Hippo Lace after any such set-off and application made by Gu, provided that the failure to give such notice shall not affect the validity of such set-off and application.

6.5

No Third Party Rights. Nothing expressed in or to be implied from this Agreement or any other Loan Document is intended to give, or shall be construed to give, any Person, other than the parties hereto and thereto and their permitted successors and assigns, any benefit or legal or equitable right, remedy or claim under or by virtue of this Agreement or any other Loan Document.

6.6

Partial Invalidity. If at any time any provision of this Loan Agreement or any of the Loan Documents is or becomes illegal, invalid or unenforceable in any respect under the law of

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any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of the Loan Agreement or such other Loan Documents, nor the legality, validity or enforceability of such provision under the law of any other jurisdiction, shall in any way be affected or impaired thereby.

6.7

Governing Law. This Loan Agreement and each of the other Loan Documents shall be governed by and construed in accordance with the laws of Hong Kong.

6.8

Construction. Each of this Loan Agreement and the other Loan Documents is the result of negotiations among, and has been reviewed by, Hippo Lace, Gu and their respective counsel if any. Accordingly, this Loan Agreement and the other Loan Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against Hippo Lace or Gu.

6.9

Entire Agreement. This Loan Agreement and the other Loan Documents, taken together, constitute and contain the entire agreement of Hippo Lace and Gu with respect to the subject matter hereby and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first set forth above.

HIPPO LACE:

HIPPO LACE LIMITED

_______________________

Name:

Title:

GU:

GU YAO

________________________

Name:

Title:

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